Registration No. 33-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                             AMERICAN BRANDS, INC.
             (Exact Name of Registrant as specified in its charter)

          Delaware                                     13-3295276
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

         1700 East Putnam Avenue, Old Greenwich, Connecticut 06870-0819
              (Address of Principal Executive Offices)       (Zip Code)

                                   ----------

                            AMERICAN BRANDS, INC.
                       1990 LONG-TERM INCENTIVE PLAN
                          (Full title of the plan)

                                   ----------

      LOUIS F. FERNOUS, JR.,                                    Copy to:
Vice President and Secretary                               EDWARD P. SMITH, ESQ.
    AMERICAN BRANDS, INC.                                    CHADBOURNE & PARKE
   1700 East Putnam Avenue                                  30 Rockefeller Plaza
 Old Greenwich, Connecticut 06870-0819                  New York, New York 10112
(Name and address of agent for service)
    Telephone number, including area code, of agent for service: (203) 698-5000

                                   ----------

                        CALCULATION OF REGISTRATION FEE

                                                             Proposed         Proposed
                                                             maximum           maximum
       Title of securities               Amount to        offering price      aggregate        Amount of
         to be registered              be registered        per share      offering price   registration fee
Common Stock, Par Value $3.125
   per share, and Preferred Share
   Purchase Rights*...................  12,000,000 shares**  $38.75***     $465,000,000***  $160,344.83

- --------
 * The Preferred Share Purchase Rights are attached to and trade with the Common Stock. The value, if any, attributed to such Rights is reflected in the market price of the Common Stock.
** There are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provisions contained therein.
*** Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices ($39.25 and $38.25, respectively) for the Common Stock on the New York Stock Exchange Composite Transactions on
April 24, 1995.

                                EXPLANATORY NOTE

         The Prospectus prepared in accordance with the requirements of Form S-8 and related to this Registration Statement will also be used in connection with the offer and sale of securities of the Registrant registered under the Registration Statement on Form S-8 bearing Registration No. 33-39855, under the Registration Statement on Form S-8 bearing Registration No. 33-7823, and under the Registration Statement on Form S-4 bearing Registration No. 33-635, as amended by Post-Effective Amendment No. 1 on Form S-8. This Registration Statement includes a Prospectus, prepared in accordance with the requirements of Form S-3, which may be used for the offer and sale by certain officers and directors of the Registrant who may be deemed to be "affiliates" of the Registrant, as that term is defined in Rule 405 under the Securities Act of 1933, as amended, of securities registered hereunder, under the Registration Statement on Form S-8 bearing Registration No. 33-39855, under the Registration Statement on Form S-8 bearing Registration No. 33-7823 and under the Registration Statement on Form S-4, bearing Registration No. 33-635, as amended by Post-Effective Amendment No. 1 on Form S-8.

PROSPECTUS


                               AMERICAN BRANDS, INC.

                                   ----------

                                  Common Stock

                                   ----------

         This Prospectus relates to offers and sales by certain officers and directors (the "Selling Stockholders") of American Brands, Inc., a Delaware corporation (the "Company"), who may be deemed to be "affiliates" of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended, of shares of Common Stock of the Company that may be acquired by such persons upon exercise of incentive stock options or nonqualified stock options granted pursuant to the 1990 Long-Term Incentive Plan, as amended (the "1990 Plan"), the 1986 Stock Option Plan, as amended (the "1986 Plan"), or the 1981 Stock Option Plan, as amended (the "1981 Plan"), of the Company (collectively, the "Plans"), or upon exercise of stock appreciation rights granted under the Plans in respect of options, or pursuant to performance awards, awards of restricted stock or other stock-based awards, or dividend equivalents earned thereon, under the 1990 Plan. See "SELLING STOCKHOLDERS". The shares that may be so acquired by such persons pursuant to the Plans are herein referred to as the "Award Shares".

         The accompanying Annual Supplement to this Prospectus sets forth the number of Award Shares covered by this Prospectus.

         Shares covered by this Prospectus may be offered and sold from time to time by the Selling Stockholders through brokers on the New York Stock Exchange or otherwise at the prices prevailing at the time of such sales. No specified brokers or dealers have been designated by the Selling Stockholders and no agreement has been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Prospectus. The net proceeds to the Selling Stockholders will be the proceeds received by them upon such sales, less brokerage commissions, if any. The Company will pay all expenses of preparing and reproducing this Prospectus, but will not receive any of the proceeds from sales by any of the Selling Stockholders.

                                   ----------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                 OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                  The date of this Prospectus is April 27, 1995

         No person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer contained herein and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer of any securities other than the Common Stock that may be offered hereby or an offer of the Common Stock to any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus or any sale made through its use at any time does not imply that the information herein is correct as of any time subsequent to its date.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the New York Regional Office, 7 World Trade Center, New York, New York 10048 and at the Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

         The Company's Common Stock is listed on the New York Stock Exchange and reports, proxy statements and other information concerning the Company can be inspected and copied at the Library of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. The Company will furnish, without charge, to any person to whom this Prospectus is delivered, upon such person's written or oral request, a copy of any and all of the information that has been incorporated by reference in the Registration Statement of which this Prospectus is a part (not including exhibits to such information unless such exhibits are specifically incorporated by reference into such information). Any such request should be directed to the Secretary of the Company at its principal executive offices, 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870 (telephone number (203) 698-5000).

                                  THE COMPANY

         The Company is a holding company with subsidiaries engaged in various businesses. Subsidiaries of the Company are engaged in the manufacture and sale of cigarettes, cigars and smoking tobaccos, principally in the United Kingdom, the distilled spirits business, and the manufacture and sale of various types of hardware and home improvement products, office products, supplies and accessories, golf products, and, principally in the United Kingdom, the businesses of retail distribution and houseware products.

         The Company's principal executive offices are located at 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870-0811 and its telephone number is
(203) 698-5000.

                              RECENT DEVELOPMENTS

         In recent years the Company has been engaged in a strategy seeking to enhance the operations of its subsidiaries in certain major businesses. Pursuant to such strategy the Company has made acquisitions in the distilled spirits business, the office products business and the hardware and home improvement products business, which acquisitions were financed at least in part by debt or debt securities convertible into Common Stock. In addition, the Company has been making dispositions of businesses considered to be nonstrategic to its long-term operations. Since January 1, 1994, these dispositions have included the sale of American Franklin Company, the Company's life insurance business, to American General Corporation for $1.17 billion on January 31, 1995, the sale of The American Tobacco Company, the Company's domestic tobacco subsidiary, to Brown & Williamson Tobacco Corporation, a subsidiary of B.A.T Industries p.l.c., for $1 billion on December 22, 1994, and the sale of Dollond & Aitchison Group PLC, a subsidiary of Gallaher Limited, for total consideration of $146 million on July 12, 1994. The Company has announced that it is planning to dispose of a number of other non-strategic business and product lines, including U.K.-based Prestige and Forbuoys, for total consideration anticipated to be in the range of $150 - $175 million.

         The Company continues to pursue this strategy and in furtherance thereof explores other possible acquisitions in fields related to its major businesses. The Company also cannot exclude the possibility of acquisitions in other fields or further dispositions. Although no assurance can be given as to whether or when any acquisitions or dispositions will be consummated, if agreement with respect to any acquisitions were to be reached, the Company might finance such acquisitions by issuance of additional debt or equity securities. The additional debt from any acquisitions, if consummated, would increase the Company's debt-to-equity ratio and such debt or equity securities might, at least in the near term, have a dilutive effect on earnings per share. The Company also continues to consider other corporate strategies intended to enhance stockholder value. It cannot be predicted whether or when any such strategies might be implemented or what the financial effect thereof might be upon the Company's debt or equity securities.

                              SELLING STOCKHOLDERS

         See the Annual Supplement for current information regarding the Selling Stockholders, the shares of Common Stock of the Company beneficially owned by them, the Award Shares offered by them hereby and the shares of Common Stock of the Company to be beneficially owned by them after completion of the offering. The address of each of the Selling Stockholders is American Brands, Inc., 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870.

                      DOCUMENTS INCORPORATED BY REFERENCE

         For further information concerning the Company and its subsidiaries see the Company's Annual Report on Form 10-K, its Proxy Statement for the Annual Meeting of Stockholders and any other reports filed with the Commission and described in the Annual Supplement. All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such reports and documents. For a description of the Common Stock of the Company, see "DESCRIPTION OF CAPITAL STOCK" on pages 17-20 of the Proxy Statement and Prospectus constituting a part of the Company's Registration Statement on Form S-4 (Registration No. 33-635) incorporated by reference in the Company's Application for Registration on Form 8-B dated January 27, 1986, including the amendments to such description set forth in the Company's Current Reports on Form 8-K dated June 19, 1986 and September 4, 1986, its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1990 and its Current Report on Form 8-K dated September 27, 1990. For a description of the Company's Preferred Share Purchase Rights, see the Company's Application for Registration of Securities on Form 8-A dated December 22, 1987, including amendments to such description set forth in Amendment Nos. 1 and 2 on Form 8 to such Application for Registration on Form 8-A, dated February 12, 1990 and September 26, 1990, respectively. Each of the documents listed in this paragraph is on file with the Commission and incorporated herein by reference and made a part hereof. Registrant's Current Reports on Form 8-K and Quarterly Report on Form 10-Q referred to in this paragraph are maintained in Securities and Exchange Commission File No. 1-9076.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus or such Registration Statement.

                                    EXPERTS

         The financial statements and schedules included or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference have been examined by Coopers & Lybrand L.L.P., independent accountants, as stated in their reports which are also incorporated herein by reference and have been so incorporated in reliance upon such reports, which include an explanatory paragraph relating to certain changes in accounting principles during 1993, given upon the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Prospectus does not contain all the information set forth in the Registration Statement, or amendments thereto, certain portions of which have been omitted pursuant to the Commission's rules and regulations. The information so omitted may be obtained from the Commission's principal office in Washington, D.C., upon payment of the fees prescribed by the Commission.

         The Delaware General Corporation Law and the By-laws of the Company provide for indemnification of the Company's officers and directors, who are also covered by certain insurance policies maintained by the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

                                1995 SUPPLEMENT
                          To Prospectus for Offers and
                            Sales of Common Stock of
                             American Brands, Inc.
                        By Certain Selling Stockholders


     This Supplement dated April 27, 1995 to the Prospectus dated April 27,
1995 relating to offers and sales of Award Shares by certain Selling Stockholders of American Brands, Inc. contains certain current information that may change from year to year. The Supplement will be updated annually and will be delivered to each Selling Stockholder. Each current Annual Supplement should be kept with the Prospectus in the Selling Stockholder's important papers. Selling Stockholders who received the April 27, 1995 Prospectus will not be sent additional copies of the Prospectus in subsequent years unless the information in the Prospectus is required to be amended or unless a Selling Stockholder requests an additional copy by writing to the Secretary, American Brands, Inc., 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870. Capitalized terms used in this Supplement have the meanings set forth in the Prospectus.

     1. Date.  The date of this Supplement is April 27, 1995.

     2. Information Regarding Selling Stockholders and Award Shares Covered by the Prospectus. The Prospectus covers 3,924,412 Award Shares that have been or may be acquired upon exercise of incentive stock options or nonqualified stock options granted pursuant to the Plans, or upon exercise of stock appreciation rights granted under the Plans in respect of options, or pursuant to performance awards, awards of restricted stock or other stock-based awards, and dividend equivalents earned thereon, under the 1990 Plan, held by the Selling Stockholders as of February 9, 1995.

     There are set forth in the following table opposite the name of each of the Selling Stockholders (1) under the heading "Shares of Common Stock beneficially owned", the shares of Common Stock of the Company beneficially owned by the Selling Stockholder on February 9, 1995 (except, as stated in Notes (d) and (g) below, beneficial ownership is disclaimed as to certain shares), including shares of Common Stock (if any) of which the Selling Stockholder had the right on such date to acquire beneficial ownership pursuant to the exercise on or before April 10, 1995 of options granted by the Company, plus the number (if any) of shares of restricted stock held by the Selling Stockholder, plus the number (if any) of shares of Common Stock held on December 31, 1994 by the Trustee of the Profit-Sharing Plan of the Company attributable to Company contributions and to employee pre-tax contributions made through payroll deductions, and by the Trustee of the Profit-Sharing Plans of ACCO World Corporation ("ACCO") and Jim Beam Brands Co. ("Beam") attributable to ACCO and Beam contributions, respectively, that is equivalent as of that date to the Selling Stockholder's undivided proportionate beneficial interest in all such shares; (2) under the heading "Award Shares acquired or which may be acquired and offered", the shares of Common Stock which have been acquired pursuant to performance awards, awards of restricted stock or other stock-based awards, and dividend equivalents earned thereon, if any, or upon the exercise of options and stock appreciation rights, or may be acquired by the Selling Stockholder pursuant to performance awards, awards of restricted stock or other stock-based awards, and dividend equivalents earned thereon, if any, or upon the exercise of options and stock appreciation rights outstanding as of February 9, 1995 and offered by the Prospectus; and (3) under the heading "Shares of Common Stock to be owned upon completion of the offering", the shares of Common Stock to be beneficially owned by the Selling Stockholder after completion of the offering, based on the number of shares owned on February 9, 1995. The information as to security holdings is based on information received by the Company from the Selling Stockholders, from the Compensation and Stock Option Committee and the Corporate Employee Benefits Committee of the Company, from the Employee Benefits Committee of Beam, from ACCO, and from the Trustee, and has been adjusted to reflect two-for-one stock splits in the form of 100% stock dividends, each at a rate of one additional share of Common Stock for each share of Common Stock issued, effective at the close of business on September 10, 1986 and October 9, 1990, respectively. Shares of Common Stock have attached thereto certain preferred stock purchase rights distributed by the Company as a dividend on December 24, 1987.

                                                                                         Award        Shares of
                                                                                        Shares         Common
                                                                                      acquired or       Stock
                                                                        Shares of        which          to be
                                                                         Common         may be          owned
                                                                          Stock        acquired         after
                                   Present principal positions or     beneficially        and        completion
                                     offices with the Company or          owned         offered      of offering
      Selling Stockholder                    affiliates*              (a)(b)(c)(d)   (b)(c)(e)(f)      (a)(d)
      -------------------           -----------------------------     -------------   -----------    ----------

William J. Alley................. Director                               967,175       1,013,208         767


Dudley L. Bauerlein, Jr.......... Senior Vice President and               98,940         119,919      11,511
                                    Chief Financial Officer

Barry M. Berish.................. Vice President--Distilled              198,736         230,997      13,889
                                    Spirits; Chairman of
                                    the Board and Chief
                                    Executive Officer of
                                    Jim Beam Brands Co.

Francis J. Bianca................ Vice President--Taxes                   73,041          90,990       4,541

Louis F. Fernous, Jr............. Vice President and                      77,791          92,182       8,099
                                    Secretary

Joseph J. Griffin................ Vice President and                      81,304         102,632       1,162
                                    Controller

Mark Hausberg.................... Treasurer                               10,226          20,000         226

Thomas C. Hays................... Director; Chairman of the              459,818         585,581      31,717
                                    Board and Chief
                                    Executive Officer

Gilbert L. Klemann, II........... Senior Vice President and              104,212         147,294       1,914
                                    General Counsel

Randall W. Larrimore............. Vice President--Hardware               146,480         194,165       1,674
                                    and Home Improvement
                                    Products; President and
                                    Chief Executive Officer
                                    of MasterBrand
                                    Industries, Inc.

John T. Ludes.................... Director; President and                209,200         277,321       2,875
                                    Chief Operating Officer

Steven C. Mendenhall............. Senior Vice President and               95,550         126,553       3,947
                                    Chief Administrative
                                    Officer

Robert L. Plancher............... Senior Vice President and              256,559         296,474       5,081
                                    Chief Accounting Officer

Robert J. Rukeyser............... Senior Vice President--                212,973(g)      251,528       6,441(g)
                                    Corporate Affairs

Norman H. Wesley................. Vice President--Office                 141,483         189,018         183
                                    Products; President and
                                    Chief Executive
                                    Officer of ACCO World
                                    Corporation

Peter M. Wilson.................. Director; Chairman and                 136,700         186,550           0
                                    Chief Executive of
                                    Gallaher Limited


- -----------

      * Positions are those with the Company, unless otherwise indicated. Each of the Selling Stockholders has been a director or officer of the Company or a subsidiary of the Company for the past three years, except for Mr. Hausberg, who has been Treasurer of the Company since January 1, 1995.

      (a) The numbers of shares attributable to Company contributions under the Profit-Sharing Plan of the Company included in the numbers shown in Columns (1) and (3) are as follows: William J. Alley, 635; Dudley L. Bauerlein, Jr., 10,178; Francis J. Bianca, 4,541; Louis F. Fernous, Jr., 8,099; Joseph J. Griffin, 1,162; Mark Hausberg, 226; Thomas C. Hays, 1,977; Gilbert L. Klemann, II, 1,524; Randall W. Larrimore, 1,510; John T. Ludes, 2,458; Steven C. Mendenhall, 2,112; Robert L. Plancher, 1,060; Robert J. Rukeyser, 5,268. The number of shares attributable to employee pre-tax contributions under such Plan included in the numbers shown in Columns (1) and (3) are as follows: Dudley L. Bauerlein, Jr., 1,333; Thomas C. Hays, 5,950; Gilbert L. Klemann, II, 388; Randall W. Larrimore, 164; John T. Ludes, 417; Steven C. Mendenhall, 1,835; Robert L. Plancher, 21; Robert J. Rukeyser, 713. There are 13,889 shares attributable to profit sharing under the Profit-Sharing Plan of Beam for Barry M. Berish, and 183 shares attributable to profit sharing under the Profit-Sharing Plan of ACCO for Norman
H. Wesley, included in the numbers shown in Columns (1) and (3).

      (b) The numbers of shares of which the Selling Stockholders had the right to acquire beneficial ownership pursuant to the exercise on or before April 10, 1995 of options granted by the Company included in the numbers shown above are as follows: William J. Alley, 819,850; Dudley L. Bauerlein, Jr., 78,950; Barry
M. Berish, 149,900; Francis J. Bianca, 55,300; Louis F. Fernous, Jr., 59,050; Joseph J. Griffin, 54,340; Mark Hausberg, 10,000; Thomas C. Hays, 369,650; Gilbert L. Klemann, II, 100,650; Randall W. Larrimore, 139,000; John T. Ludes, 174,650; Steven C. Mendenhall, 90,500; Robert L. Plancher, 202,350; Robert J. Rukeyser, 185,750; Norman H. Wesley, 138,100; and Peter M. Wilson, 134,600. Inclusion of such shares does not constitute an admission by any Selling Stockholder that he is the beneficial owner of such shares.

      (c) The numbers shown in Columns (1) and (2) for Mr. Alley include 16,320 shares of restricted stock granted under the 1990 Plan.

      (d) To the best of the Company's knowledge, each Selling Stockholder has sole voting and investment power with respect to shares shown after his name in Columns (1) and (3) above, other than with respect to the shares listed in Note
(b) above and except as follows: Mr. Hays shares voting and investment power as a co-trustee of various family trusts with respect to 8,062 shares and with respect to which he disclaims beneficial ownership and Mr. Hays has no voting and investment power with respect to 4,000 shares held in trust for the benefit of his wife and with respect to which he disclaims beneficial ownership; Mr. Berish has no voting or investment power with respect to 12,900 shares held in trust for the benefit of his wife and with respect to which he disclaims beneficial ownership; one of Mr. Rukeyser's children holds directly 60 shares. The Trustee of the Profit-Sharing Plan of the Company and the Profit-Sharing Plans of ACCO and Beam has agreed to vote the shares it holds in the Trust in accordance with instructions received from members of the Plans and shares as to which instructions are not received are voted by the Trustee proportionally in the same manner as shares as to which it has received instructions.

      (e) The numbers shown in Column (2) include performance award shares vested under the 1990 Plan with respect to the performance period 1992 through 1994 and, for Mr. Alley, performance award shares vested under the 1990 Plan with respect to the performance periods 1993 through 1995 and 1994 through 1996 as a result of his retirement as an officer of the Company. The number of shares of Common Stock so covered are as follows: William J. Alley, 46,800; Dudley L. Bauerlein, Jr., 600; Barry M. Berish, 1,100; Francis J. Bianca, 600; Louis F. Fernous, Jr., 600; Joseph J. Griffin, 600; Thomas C. Hays, 3,000; Gilbert L. Klemann, II, 1,200; Randall W. Larrimore, 4,309; John T. Ludes, 1,200; Steven C. Mendenhall, 600; Robert L. Plancher, 1,200; Robert J. Rukeyser, 1,200; Norman H. Wesley, 2,668; and Peter M. Wilson, 900.

      (f) The numbers of shares in Column (2) include shares covered by performance awards granted under the 1990 Plan if the maximum performance goals to which such awards relate are met for the performance periods 1993-1995 and 1994-1996. The number of shares of Common Stock so covered are as follows:
Dudley L. Bauerlein, Jr., 4,890; Barry M. Berish, 10,050; Francis J. Bianca, 4,890; Louis F. Fernous, Jr., 4,890; Joseph J. Griffin, 4,890; Thomas C. Hays, 24,480; Gilbert L. Klemann, II, 9,796; Randall W. Larrimore, 10,050; John T. Ludes, 9,796; Steven C. Mendenhall, 7,350; Robert L. Plancher, 9,796; Robert J. Rukeyser, 9,796; Norman H. Wesley, 10,050; and Peter M. Wilson, 10,950. Inclusion of such shares does not constitute an admission by any Selling Stockholder that he is the beneficial owner of such shares.

      (g) The numbers shown in Columns (1) and (3) include 60 shares held by one of Mr. Rukeyser's children. Mr. Rukeyser disclaims beneficial ownership as to the shares held by his child.

      3. Market Price. The closing price per share of Common Stock of the Company on the New York Stock Exchange Composite Transactions on April 24, 1995 was $39.00.

      4. Documents Incorporated by Reference. For further information concerning the Company and its subsidiaries, see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, which incorporates by reference certain information, including the Company's Consolidated Financial Statements contained in the Company's 1994 Annual Report to Stockholders, and see also its Proxy Statement for the Annual Meeting of Stockholders to be held on May 2, 1995, and its Current Reports on Form 8-K dated January 5, 1995, January 24, 1995, January 31, 1995, February 8, 1995, February 16, 1995, March 28,
1995, and April 24, 1995. Each of the foregoing is on file with the Securities and Exchange Commission.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Registrant with the Securities and Exchange Commission are specifically incorporated herein by reference and made a part hereof:

               (i) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), which incorporates by reference certain information, including the Company's 1994 consolidated financial statements contained in its 1994 Annual Report to Stockholders;

              (ii) all other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1994;

             (iii) the description of Registrant's Common Stock contained in Registrant's Application for Registration on Form 8-B dated January 27, 1986 by incorporation by reference to pages 17-20 of the Proxy Statement and Prospectus constituting a part of Registrant's Registration Statement on Form S-4 (Registration No. 33-635), including amendments to such description set forth in the Registrant's Current Reports on Form 8-K dated June 19, 1986 and September 4, 1986, its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1990 and its Current Report on Form 8-K dated September 27, 1990 (Registrant's Current Reports on Form 8-K and Quarterly Report on Form 10-Q referred to in this clause (iii) are maintained in Securities and Exchange Commission File No. 1-9076);

              (iv) the description of Registrant's Preferred Share Purchase Rights contained in Registrant's Application for Registration on Form 8-A dated December 22, 1987, including amendments to such description set forth in Amendment Nos. 1 and 2 on Form 8 to such Application for Registration on Form 8-A, dated February 12, 1990 and September 26, 1990, respectively;

               (v) Registrant's Registration Statement on Form S-4 (Registration No. 33-635), as amended by Post-Effective Amendment No. 1 on Form S-8; and

              (vi) Registrant's Registration Statements on Form S-8 (Registration Nos. 33-7823 and 33-39855).

         All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.


Item 4.  Description of Securities.

         This Item is not applicable as Registrant's Common Stock is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel.

         This Item is not applicable.


Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware provides in part as follows:

                 "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                 "(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                 "(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                 "(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

                 "(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                 "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                 "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                 "(h) For purposes of this section, references to 'the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                 "(i) For purposes of this section, references to 'other enterprises' shall include employee benefit plans; references to 'fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to 'serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the corporation' as referred to in this section.

                 "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                 "(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."


Article XIII of Registrant's By-laws provides as follows:

         "Section 1. (A) Each person (an 'indemnitee') who was or is made or threatened to be made a party to or was or is involved (as a witness or otherwise) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a 'proceeding'), by reason of the fact that he or she or a person of whom he or she is the legal representative was or is a director, officer or employee of [Registrant] or was or is serving at the request of [Registrant] as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding was or is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by [Registrant] to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits [Registrant] to provide broader indemnification rights than said law permitted [Registrant] to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees and retainers therefor, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 3 of this
Article XIII with respect to proceedings seeking to enforce rights to indemnification, [Registrant] shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of [Registrant].

         (B) The right to indemnification conferred in this Article XIII is and shall be a contract right. The right to indemnification conferred in this
Article XIII shall include the right to be paid by [Registrant] the expenses (including attorneys' fees and retainers therefor) reasonably incurred in connection with any such proceeding in advance of its final disposition, such advances to be paid by [Registrant] within 20 days after the receipt by [Registrant] of a statement or statements from the indemnitee requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to [Registrant] of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article XIII or otherwise.

         "Section 2. (A) To obtain indemnification under this Article XIII, an indemnitee shall submit to [Registrant] a written request, including therein or therewith such documentation and information as is reasonably available to the indemnitee and is reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification. Upon written request by an indemnitee for indemnification pursuant to the first sentence of this Section 2(A), a determination, if required by applicable law, with respect to the indemnitee's entitlement thereto shall be made as follows: (1) if requested by the indemnitee, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the indemnitee for a determination by Independent Counsel,
(a) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (b) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee, or (c) by the stockholders of [Registrant]. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the indemnitee, the Independent Counsel shall be selected by the indemnitee unless the indemnitee shall request that such selection be made by the Board of Directors, in which event the Independent Counsel shall be selected by the Board of Directors. If it is so determined that the indemnitee is entitled to indemnification, payment to the indemnitee shall be made within 10 days after such determination.

         (B) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that the indemnitee is entitled to indemnification under this Article XIII, and [Registrant] shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

         "Section 3.(A) If a claim under Section 1 of this Article XIII is not paid in full by [Registrant] within 30 days after a written claim pursuant to
Section 2(A) of this Article XIII has been received by [Registrant], or if an advance is not made within 20 days after a request therefor pursuant to Section 1(B) of this Article XIII has been received by [Registrant], the indemnitee may at any time thereafter bring suit (or, at the indemnitee's option, an arbitration proceeding before a single arbitrator pursuant to the rules of the American Arbitration Association) against [Registrant] to recover the unpaid amount of the claim or the advance and, if successful in whole or in part, the indemnitee shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such suit or proceeding (other than a suit or proceeding brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to [Registrant]) that the indemnitee has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for [Registrant] to indemnify the indemnitee for the amount claimed or that such indemnification otherwise is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on [Registrant].

         (B) Neither the failure of [Registrant] (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by [Registrant] (including its Board of Directors, Independent Counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the indemnitee has not met the applicable standard of conduct.

         (C) If a determination shall have been made pursuant to Section 2(A) of this Article XIII that the indemnitee is entitled to indemnification, [Registrant] shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to paragraph (A) of this Section 3.

         (D) [Registrant] shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to paragraph (A) of this Section 3 that the procedures and presumptions of this Article XIII are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that [Registrant] is bound by all the provisions of this Article XIII.

         "Section 4. The right to indemnification and the payment of expenses incurred in connection with a proceeding in advance of its final disposition conferred in this Article XIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

         "Section 5. [Registrant] may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of [Registrant] or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not [Registrant] would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that [Registrant] maintains any policy or policies providing such insurance, each such director, officer or employee, and each such agent to which rights to indemnification have been granted as provided in Section 6 of this Article XIII, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

         "Section 6. [Registrant] may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by [Registrant] the expenses incurred in connection with any proceeding in advance of its final disposition, to any agent of [Registrant] to the fullest extent of the provisions of this Article XIII with respect to the indemnification and advancement of expenses of directors, officers and employees of [Registrant].

         "Section 7. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (A) the validity, legality and enforceability of the remaining provisions of this
Article XIII (including without limitation, each portion of any Section of this Article XIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (B) to the fullest extent possible, the provisions of this Article XIII (including, without limitation, each portion of any Section of this Article XIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         "Section 8. For purposes of this Article XIII:

         (A) 'Disinterested Director' means a director of [Registrant] who is not and was not a party to the matter in respect of which indemnification is sought by the indemnitee.

         (B) 'Independent Counsel' means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (1) [Registrant] or the indemnitee in any matter material to either such party, or (2) any other party to the matter giving rise to a claim for indemnification. Notwithstanding the foregoing, the term 'Independent Counsel' shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either [Registrant] or the indemnitee in an action to determine the indemnitee's rights under this Article XIII.

         "Section 9. Any notice, request or other communication required or permitted to be given to [Registrant] under this Article XIII shall be in writing and either delivered in person or sent by telecopy, telex, telegram or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of [Registrant] and shall be effective only upon receipt by the Secretary."

         Registrant has procured insurance protecting it under its obligation to indemnify officers and directors against certain types of liabilities (including certain liabilities under the Securities Act of 1933) that may be incurred by them in the performance of their duties and affording protection to such officers and directors in certain areas to which the corporate indemnity does not extend, all within specified limits and subject to specified deductions.

         In addition, Registrant and certain other persons may be entitled under agreements entered into with agents or underwriters to indemnification by such agents or underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which Registrant or such persons may be required to make in respect thereof.


Item 7.  Exemption from Registration Claimed.

         This Item is not applicable.

Item 8.  Exhibits.

           4a1    -  Certificate of Incorporation, as amended, of Registrant
                     (incorporated herein by reference to Exhibit 3a2 to the Quarterly Report on Form 10-Q of Registrant dated May 14,
                     1990).

           4b1    -  By-laws of Registrant as amended effective January
                     31, 1995 (incorporated herein by reference to Exhibit
                     3(ii)b to the Current Report on Form 8-K of Registrant dated February 8, 1995).

           4c1    -  Stock Option Plan of American Brands, Inc., as amended
                     (incorporated herein by reference to Exhibit 10b1 to the Annual Report on Form 10-K of Registrant for the Fiscal
                     Year ended December 31, 1992).

           4c2    -  Amendment to Stock Option Plan of American Brands, Inc.
                     constituting Exhibit 4c1 hereto (incorporated herein by reference to Exhibit 10a to the Quarterly Report on Form
                     10-Q of Registrant dated November 11, 1993).

           4d1    -  1986 Stock Option Plan of American Brands, Inc., as
                     amended (incorporated herein by reference to Exhibit 10b2 to the Annual Report on Form 10-K of Registrant for the Fiscal Year ended December 31, 1992).

           4d2    -  Amendment to 1986 Stock Option Plan of American Brands,
                     Inc. constituting Exhibit 4d1 hereto (incorporated herein by reference to Exhibit 10b to the Quarterly Report on Form
                     10-Q of Registrant dated November 11, 1993).

           4d3    -  Amendment to 1986 Stock Option Plan of American Brands,
                     Inc. constituting Exhibits 4d1 and 4d2 hereto (incorporated herein by reference to Exhibit 10b to the Quarterly Report on Form 10-Q of Registrant dated August 11, 1994).

           4e1    -  1990 Long-Term Incentive Plan of American Brands, Inc.
                     (As Amended and Restated as of January 1, 1994)
                     (incorporated herein by reference to Exhibit 10a to the Quarterly Report on Form 10-Q of Registrant dated August
                     11, 1994).

           4f1    -  Rights Agreement dated as of December 13, 1987 between
                     Registrant and First Chicago Trust Company of New York
                     (formerly named Morgan Shareholder Services Trust Company), as Rights Agent, is incorporated herein by reference to
                     Exhibit 1 to the Application for Registration of Securities on Form 8-A of Registrant dated December 22, 1987.

           4f2    -  Amendment No. 1 to Rights Agreement dated as of January
                     30, 1990 between Registrant and First Chicago Trust Company of New York, as Rights Agent, amending the Rights Agreement included as Exhibit 4f1 hereto is incorporated herein by reference to Exhibit 2 to Amendment No. 1 on Form 8 to
                     Application for Registration of Securities on Form 8-A of
                     Registrant dated February 12, 1990.

           4f3    -  Amendment No. 2 to Rights Agreement dated as of September
                     25, 1990 between Registrant and First Chicago Trust Company of New York, as Rights Agent, amending the Rights Agreement constituting Exhibits 4f1 and 4f2 hereto is incorporated herein by reference to Exhibit 3 to Amendment No. 2 on Form
                     8 to Application for Registration on Form 8-A of Registrant dated September 26, 1990.

           5a1    -  Opinion of Chadbourne & Parke, counsel for Registrant,
                     covering shares of the Company's Common Stock issuable upon the exercise of options or stock appreciation rights or pursuant to other awards under the American Brands, Inc.
                     1990 Long-Term Incentive Plan.

           23a1   -  Consent of Coopers & Lybrand L.L.P., independent
                     accountants.

           23b1   -  Consent of Chadbourne & Parke, counsel for Registrant.

           24a1   -  Power of Attorney authorizing certain persons to sign
                     this Registration Statement on behalf of certain directors and officers of Registrant.


Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Old Greenwich, State of Connecticut on this 27th day of April, 1995.

                                                AMERICAN BRANDS, INC.

                                                       Thomas C. Hays
                                                By.............................
                                                   (Thomas C. Hays, Chairman
                                       of the Board and Chief Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 27th day of April, 1995.

                  Signature                                   Title


                Thomas C. Hays
............................................    Chairman of the Board and Chief
               (Thomas C. Hays)                    Executive Officer (principal
                                                 executive officer) and Director


                John T. Ludes
............................................      President and Chief Operating
               (John T. Ludes)                        Officer and Director



              Robert L. Plancher
............................................    Senior Vice President and Chief
             (Robert L. Plancher)                 Accounting Officer (principal
                                                        accounting officer)


             Dudley L. Bauerlein, Jr.
............................................     Senior Vice President and Chief
            (Dudley L. Bauerlein, Jr.)             Financial Officer (principal
                                                         financial officer)


               William J. Alley*
............................................                 Director
              (William J. Alley)



              Eugene R. Anderson*
............................................                 Director
             (Eugene R. Anderson)



              Patricia O. Ewers*
............................................                 Director
             (Patricia O. Ewers)

                  Signature                                   Title


               John W. Johnstone, Jr.*
.............................................                Director
              (John W. Johnstone, Jr.)



               Wendell J. Kelley*
..............................................               Director
              (Wendell J. Kelley)



                Sidney Kirschner*
..............................................               Director
               (Sidney Kirschner)



                Gordon R. Lohman*
..............................................               Director
               (Gordon R. Lohman)



             Charles H. Pistor, Jr.*
..............................................               Director
            (Charles H. Pistor, Jr.)



                Peter M. Wilson*
................................................             Director
               (Peter M. Wilson)



                  A. Robert Colby
*By:............................................
         (A. Robert Colby, Attorney-in-Fact)

                                 EXHIBIT INDEX

           4a1    -  Certificate of Incorporation, as amended, of Registrant
                     (incorporated herein by reference to Exhibit 3a2 to the Quarterly Report on Form 10-Q of Registrant dated May 14,
                     1990).

           4b1    -  By-laws of Registrant as amended effective January
                     31, 1995 (incorporated herein by reference to Exhibit
                     3(ii)b to the Current Report on Form 8-K of Registrant dated February 8, 1995).

           4c1    -  Stock Option Plan of American Brands, Inc., as amended
                     (incorporated herein by reference to Exhibit 10b1 to the Annual Report on Form 10-K of Registrant for the Fiscal
                     Year ended December 31, 1992).

           4c2    -  Amendment to Stock Option Plan of American Brands, Inc.
                     constituting Exhibit 4c1 hereto (incorporated herein by reference to Exhibit 10a to the Quarterly Report on Form
                     10-Q of Registrant dated November 11, 1993).

           4d1    -  1986 Stock Option Plan of American Brands, Inc., as
                     amended (incorporated herein by reference to Exhibit 10b2 to the Annual Report on Form 10-K of Registrant for the Fiscal Year ended December 31, 1992).

           4d2    -  Amendment to 1986 Stock Option Plan of American Brands,
                     Inc. constituting Exhibit 4d1 hereto (incorporated herein by reference to Exhibit 10b to the Quarterly Report on Form
                     10-Q of Registrant dated November 11, 1993).

           4d3    -  Amendment to 1986 Stock Option Plan of American Brands,
                     Inc. constituting Exhibits 4d1 and 4d2 hereto (incorporated herein by reference to Exhibit 10b to the Quarterly Report on Form 10-Q of Registrant dated August 11, 1994).

           4e1    -  1990 Long-Term Incentive Plan of American Brands, Inc.
                     (As Amended and Restated as of January 1, 1994)
                     (incorporated herein by reference to Exhibit 10a to the Quarterly Report on Form 10-Q of Registrant dated August
                     11, 1994).

           4f1    -  Rights Agreement dated as of December 13, 1987 between
                     Registrant and First Chicago Trust Company of New York
                     (formerly named Morgan Shareholder Services Trust Company), as Rights Agent, is incorporated herein by reference to
                     Exhibit 1 to the Application for Registration of Securities on Form 8-A of Registrant dated December 22, 1987.

           4f2    -  Amendment No. 1 to Rights Agreement dated as of January
                     30, 1990 between Registrant and First Chicago Trust Company of New York, as Rights Agent, amending the Rights Agreement included as Exhibit 4f1 hereto is incorporated herein by reference to Exhibit 2 to Amendment No. 1 on Form 8 to
                     Application for Registration of Securities on Form 8-A of
                     Registrant dated February 12, 1990.

           4f3    -  Amendment No. 2 to Rights Agreement dated as of September
                     25, 1990 between Registrant and First Chicago Trust Company of New York, as Rights Agent, amending the Rights Agreement constituting Exhibits 4f1 and 4f2 hereto is incorporated herein by reference to Exhibit 3 to Amendment No. 2 on Form
                     8 to Application for Registration on Form 8-A of Registrant dated September 26, 1990.

           5a1    -  Opinion of Chadbourne & Parke, counsel for Registrant,
                     covering shares of the Company's Common Stock issuable upon the exercise of options or stock appreciation rights or pursuant to other awards under the American Brands, Inc.
                     1990 Long-Term Incentive Plan.

           23a1   -  Consent of Coopers & Lybrand L.L.P., independent
                     accountants.

           23b1   -  Consent of Chadbourne & Parke, counsel for Registrant.

           24a1   -  Power of Attorney authorizing certain persons to sign
                     this Registration Statement on behalf of certain directors and officers of Registrant.